FOURTH AMENDMENT OF CREDIT AGREEMENT


         This Fourth Amendment of Credit Agreement (the "Fourth Amendment") is entered into as of November 1, 2002, among VALHI, INC. (the "Borrower"), U.S. BANK NATIONAL ASSOCIATION ("U.S. Bank"), COMERICA BANK, PNB FINANCIAL BANK, and TEXAS CAPITAL BANK (collectively, the "Banks"), and U.S. Bank, as the Administrative Agent and Issuing Bank.

                                    RECITALS

         A. The Borrower and the Banks are parties to a Credit Agreement dated as of November 6, 1998, as amended by a First Amendment Agreement dated as of November 5, 1999, a Second Amendment Agreement dated as of November 3, 2000, and a Third Amendment of Credit Agreement date as of November 2, 2001 (which Credit Agreement, as amended, is referred to in this Fourth Amendment as the "Credit Agreement"). Capitalized terms defined in the Credit Agreement and not otherwise defined in this Fourth Amendment are used in this Fourth Amendment with the meanings so defined in the Credit Agreement.

         B. The Borrower has requested the Banks to extend the Maturity Date of the Credit Agreement for a period of 364 days.

         C. The Banks have elected to renew and extend for 364 days the credit facility governed by the Credit Agreement, as more particularly described in this Fourth Amendment.

         NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties to this Fourth Amendment agree as follows:

         1. Amendment of the Credit Agreement. From and after the Fourth Amendment Effective Date (as that term is defined in paragraph 3 below), the Credit Agreement hereby is amended as follows:

                  (a) Amendment of Section 1.01 of the Credit Agreement. Section
         1.01 of the Credit Agreement is amended as follows:

         (i) the reference to the date "September 16, 1998" (which previously was amended to October 24, 2001) in the definition of the term "Agent Fee Letter" hereby is deleted and replaced by "October 17, 2002"; and

         (ii) the reference to the date "November 5, 1999" (which previously has been amended to November 1, 2002) in the definition of the term "Maturity Date" hereby is deleted and replaced by "October 31, 2003."

                  (b) Revised Annexes. Annexes I, II, and III to the Credit Agreement hereby are replaced in their entirety with Annexes I, II, and III attached to this Fourth Amendment.

         2. Extension Fee. Contemporaneously with the execution of this Fourth Amendment, the Borrower shall pay the Agent (for distribution to the Banks in accordance with their Pro Rata Shares) an extension fee of $70,000.

         3. Additional Negative Covenant. The following provision hereby is added to Section 5.02 of the Credit Agreement after subsection (h) thereof:

                  "(i) Relationship of Aggregate Exposure to NL Industries' Liquidity. Permit the Aggregate Exposure as of December 31, 2002, or the last day of any calendar quarter thereafter, to exceed two times the sum of (a) the total aggregate amount of unrestricted cash and cash equivalents of NL Industries as of the date in question, and (b) borrowing availability of NL Industries as of the date in question under bank facilities maintained by NL Industries (to the extent such availability is not subject to dividend restrictions under the respective loan agreement)."

         4. Representations and Warranties; No Default. The Borrower hereby represents and warrants to each of the Banks that all of the representations and warranties of the Borrower set forth in the Credit Agreement are true and correct as of the date of this Fourth Amendment and no Default has occurred and is continuing as of the date of this Fourth Amendment.

         5. Effectiveness of Fourth Amendment. This Fourth Amendment shall become effective on November 1, 2002 (the "Fourth Amendment Effective Date"), provided that the Agent has received each of the items specified below on or before such date:

                  (a) Counterparts. The Agent has received a counterpart of this Fourth Amendment executed by each of the parties to this Fourth Amendment;

                  (b) Payment of Extension Fee. The Agent has received payment of the extension fee owed by the Borrower pursuant to paragraph 2 of this Fourth Amendment;

                  (c) Borrower's Certificate. The Agent has received a Certificate of Secretary or Assistant Secretary of the Borrower that certifies (i) the title, authority, and true signature of the officer of the Borrower executing this Fourth Amendment on behalf of the Borrower, (ii) that the Borrower's Certificate of Incorporation and Bylaws have not changed since the delivery of those certified to the Banks as of the date of the original closing of the Credit Agreement, and (iii) resolutions of the Borrower's Board of Directors authorizing the continuation of the credit facility governed by the Credit Agreement, as amended by this Fourth Amendment; and

                  (d) Form U-1. The Agent has received a Federal Reserve Form U-1 dated as of November 1, 2002, duly completed and executed by the Borrower and the Agent.

         6. Counterparts. This Fourth Amendment may be executed in any number of counterparts (which together shall constitute a single document).

         7. GOVERNING LAW. THIS FOURTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         8. ENTIRE AGREEMENT. THIS FOURTH AMENDMENT AND THE CREDIT AGREEMENT AND OTHER CREDIT DOCUMENTS CONSTITUTE THE ENTIRE AGREEMENT AMONG THE PARTIES PERTAINING TO THE SUBJECT MATTER HEREOF AND THEREOF AND SUPERSEDE ALL PRIOR AND CONTEMPORANEOUS AGREEMENTS, UNDERTAKINGS, UNDERSTANDINGS, REPRESENTATIONS OR OTHER ARRANGEMENTS, WHETHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, OF THE PARTIES IN CONNECTION HEREWITH EXCEPT TO THE EXTENT EXPRESSLY INCORPORATED OR SPECIFICALLY REFERRED TO HEREIN OR THEREIN.

         IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be executed by their respective officers duly authorized as of the date first written above.

THE BORROWER:                                  THE BANKS:

VALHI, INC.                                    COMERICA BANK


By /s/ Bobby D. O'Brien                        By /s/ Mark B. Grover
   ----------------------------                   -----------------------
   Bobby D. O'Brien                                 Mark B. Grover
   Vice President and Treasurer                     First Vice President

THE AGENT:                                     PNB FINANCIAL BANK

U.S. BANK NATIONAL ASSOCIATION,
as Administrative Agent, Issuing               By /s/ J. Bart Bearden
   Bank, and Arranger                             -----------------------
                                                  J. Bart Bearden
                                                  Senior Vice President

By /s/ Janice T. Thede                          TEXAS CAPITAL BANK
   -----------------------------
   Janice T. Thede
   Vice President
                                                By /s/ W. Reed Allton
                                                   -----------------------
                                                  W. Reed Allton
                                                  Senior Vice President

                                                  U.S. BANK NATIONAL ASSOCIATION


                                                By /s/ Janice T. Thede
                                                   ----------------------
                                                   Janice T. Thede
                                                   Vice President

                                     ANNEX I

                                   COMMITMENTS


Texas Capital Bank                        $5,000,000
Comerica Bank                            $15,000,000
PNB Financial Bank                       $15,000,000
U.S. Bank National Association           $35,000,000
                                         -----------
Total Commitments                        $70,000,000

                                    ANNEX II

                      APPLICABLE LENDING OFFICES FOR BANKS


COMERICA BANK:

Eurodollar Lending Office:                      Domestic Lending Office:
-------------------------                       ------------------------

Comerica Bank                                   Comerica Bank
Suite 900                                       Suite 900
4100 Spring Valley Boulevard                    4100 Spring Valley Boulevard
Dallas, Texas 75244                             Dallas, Texas 75244
Attention:  Janet T. Wheeler                    Attention:   Janet T. Wheeler
            Corporate Banking Representative    Corporate Banking Representative
Telephone:          (972) 361-2652              Telephone:        (972) 361-2652
Telecopy:           (972) 361-2550              Telecopy:         (972) 361-2550

PNB FINANCIAL BANK

Eurodollar Lending Office:                      Domestic Lending Office:
-------------------------                       ------------------------

PNB Financial Bank                              PNB Financial Bank
Suite 1300                                      Suite 1300
2911 Turtle Creek Boulevard                     2911 Turtle Creek Boulevard
Dallas, Texas 75219                             Dallas, Texas 75219
Attention:         J. Bart Bearden              Attention: J. Bart Bearden
         Senior Vice President                             Senior Vice President
Telephone:          (214) 252-4137              Telephone:        (214) 252-4137
Telecopy:           (214) 252-4098              Telecopy:         (214) 252-4098

TEXAS CAPITAL BANK:

Eurodollar Lending Office:                      Domestic Lending Office:
-------------------------                       ------------------------

Texas Capital Bank                              Texas Capital Bank
Suite 900                                       Suite 900
2100 McKinney Avenue                            2100 McKinney Avenue
Dallas, Texas 75201                             Dallas, Texas 75201
Attention:         W. Reed Allton               Attention:     W. Reed Allton
                   Vice President                              Vice President
Telephone:          (214) 932-6670              Telephone:        (214) 932-6670
Telecopy:           (214) 932-6604              Telecopy:         (214) 932-6604

U.S. BANK NATIONAL ASSOCIATION:

Eurodollar Lending Office:                      Domestic Lending Office:
-------------------------                       -----------------------

U.S. Bank National Association                  U.S. Bank National Association
National Corporate Banking                      National Corporate Banking
    Division                                         Division
Suite 400                                       Suite 400
555 S.W. Oak Street                             555 S.W. Oak Street
Portland, Oregon 97204                          Portland, Oregon 97204
Attention:         Janice T. Thede,             Attention:     Janice T. Thede
                   Vice President                              Vice President
Telephone:          (503) 275-4942              Telephone:        (503) 275-4942
Telecopy:           (503) 275-5428              Telecopy:         (503) 275-5428

                                    ANNEX III

                              ADDRESSES FOR NOTICES


THE BORROWER:

Notice Address:                Valhi, Inc.
                               Suite 1700
                               5430 LBJ Freeway
                               Dallas, Texas  5240-2697
                               Attention:           Bobby D. O'Brien
                                                    Vice President and Treasurer
                               Telephone:           (972) 233-1700
                               Telecopier:          (972) 239-0142

THE AGENT:

Notice Address:                U.S. Bank National Association
                               National Corporate Banking Division
                               Suite 400
                               555 S.W. Oak Street
                               Portland, Oregon 97204
                               Attention:           Janice T. Thede
                                                    Vice President
                               Telephone:           (503) 275-4942
                               Telecopy:            (503) 275-5428

THE BANKS:


COMERICA BANK:

Notice Address:                Comerica Bank
                               Suite 000
                               4100 Spring Valley
                               Dallas, Texas 75244
                               Attention:           Janet L. Wheeler
                               Corporate Banking Representative
                               Telephone:           (972) 361-2652
                               Telecopy:            (972) 361-2550


PNB FINANCIAL BANK

Notice Address:                PNB FINANCIAL BANK
                               Suite 1300
                               2911 Turtle Creek Boulevard
                               Dallas, Texas 75219
                               Attention:            J. Bart Bearden
                                                     Senior Vice President
                               Telephone:            (214) 252-4137
                               Telecopy:             (214) 252-4098


TEXAS CAPITAL BANK:

Notice Address:                Texas Capital Bank
                               Suite 900
                               2100 McKinney Avenue
                               Dallas, Texas 75201
                               Attention:           W. Reed Allton
                                                    Senior Vice President
                               Telephone:           (214) 932-6670
                               Telecopy:            (214) 932-6604


U.S. BANK NATIONAL ASSOCIATION:

Notice Address:                U.S. Bank National Association
                               National Corporate Banking Division
                               Suite 400
                               555 S.W. Oak Street
                               Portland, Oregon 97204
                               Attention:           Janice T. Thede
                                                    Vice President
                               Telephone:           (503) 275-4942
                               Telecopy:            (503) 275-5428